Exhibit 99.1

PROXY CARD

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

THUNDER BRIDGE ACQUISITION, LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gary A. Simanson and William A. Houlihan (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”) held of record by the undersigned on May 24, 2019 at the Extraordinary General Meeting of Thunder Bridge (“Shareholders Meeting”) to be held on July 10, 2019, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said Shareholders Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 AND 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

(1)

The Domestication Proposal — To approve the following resolution to change the corporate structure and domicile of Thunder Bridge by way of continuation from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware.

“It is resolved as special resolutions that Thunder Bridge Acquisition, Ltd. be de-registered in the Cayman Islands pursuant to Article 47 of the Amended and Restated Articles of Association of Thunder Bridge Acquisition, Ltd. and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Thunder Bridge Acquisition, Ltd. in the State of Delaware as a corporation, governed by the certificate of incorporation attached as Annex A to this proxy statement/prospectus, with the laws of the State of Delaware, the name of the Company be changed to Repay Holdings Corporation.”

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

(2)	The Business Combination Proposal — To approve the following resolution to approve and adopt the Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) by and among Thunder Bridge, TB Acquisition Merger Sub LLC (“Merger Sub”), Hawk Parent Holdings LLC (“Repay”) and, solely in its capacity as the securityholder representative thereunder, CC Payment Holdings, L.L.C., and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder.

“It is resolved as an ordinary resolution that Thunder Bridge’s entry into the Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) by and among Thunder Bridge, Merger Sub, Repay and, solely in its capacity as the Repay securityholder representative thereunder, CC Payment Holdings, L.L.C., the consummation or the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder, and the performance by Thunder Bridge of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

(3)

The 2019 Equity Incentive Plan Proposal — To approve the following resolution to approve and adopt the Repay Holdings Corporation Omnibus Incentive Plan (the “2019 Equity Incentive Plan”).

“It is resolved as an ordinary resolution that the 2019 Equity Incentive Plan be approved and adopted in all respects.”

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

(4)	The Director Election Proposal — To approve the following resolution to elect nine directors to serve staggered terms on the Company’s board of directors until the 2020, 2021 and 2022 annual meeting of stockholders, respectively (as indicated below) and until their respective successors are duly elected and qualified.

2020 Meeting Richard E. Thornburgh Paul R. Garcia Shaler Alias
2021 Meeting Jeremy Schein
Robert H. Hartheimer
Maryann Goebel

2022 Meeting
William Jacobs
John Morris Peter J. Kight

“It is resolved as an ordinary resolution that Richard E. Thornburgh, Paul R. Garcia and Shaler Alias be appointed as directors of the Company to serve until the 2020 annual meeting of stockholders, Jeremy Schein, Robert H. Hartheimer and Maryann Goebel be appointed as directors of the Company to serve until the 2021 annual meeting of stockholders, and William Jacobs, John Morris and Peter J. Kight be appointed as directors of the Company to serve until the 2022 annual meeting of stockholders.”

☐ FOR ALL                   ☐ WITHHOLD ALL                    ☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below_________________________

(5)	The Articles Amendment Proposal — To approve the following resolutions to approve and adopt the amendments to the Articles in the Memorandum and Articles of Association so that the prohibition on Thunder Bridge having net tangible assets of less than $5,000,001 upon the completion of a business combination is revised to apply immediately prior to the completion of a business combination and measures only the net tangible assets of Thunder Bridge, without regard to the assets or liabilities of the target company of the business combination and its subsidiaries, so that Thunder Bridge may have more flexibility in effecting the Business Combination.

“It is resolved as a special resolution that Articles 49.2(b) and 49.3 of the Articles of Association of Thunder Bridge Acquisition, Ltd. be replaced in their entirety with new Articles 49.2(b) and 49.3 as follows:

“49.2(b) provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Fund (net of taxes payable), divided by the number of then issued Public Shares, provided that the Company shall not repurchase Public Shares in an amount that would cause the Company’s net tangible assets (without regard to any assets or liabilities of the target business) to be less than US$5,000,001 immediately prior to the consummation of any Business Combination and after giving effect to any redemption of Shares in connection with such Business Combination.”

“49.3 At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that a majority of the Shares voted are voted for the approval of a Business Combination, the Company shall be authorised to consummate a Business Combination, provided that the Company shall not consummate any Business Combination unless the Company, without regard to any assets or liabilities of the target business, has net tangible assets of at least US$5,000,001 immediately prior to such consummation of a Business Combination and after giving effect to any redemption of Shares in connection with such Business Combination, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to a Business Combination.”

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

(6)

The Nasdaq Proposal — To approve the following resolution, which shall approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 13.5 million Class A ordinary shares in the PIPE Financing (as defined in the accompanying proxy statement/prospectus), in connection with the completion of the Business Combination.

“It is resolved as an ordinary resolution that the issuance of 13,500,000 Class A ordinary shares in the PIPE Financing be approved and adopted in all respects.”

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

(7)

The Shareholder Adjournment Proposal — To approve the following resolution to adjourn the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Thunder Bridge that more time is necessary or appropriate to approve one or more proposals at the Shareholders Meeting.

“It is resolved as an ordinary resolution that the adjournment of the Shareholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Thunder Bridge that more time is necessary or appropriate to approve one or more proposals at the Shareholders Meeting be approved and adopted in all respects.”

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

SHAREHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the ordinary shares of Thunder Bridge owned by me. I further certify that I am not exercising Redemption Rights with respect to 15% or more of Thunder Bridge’s Public Shares.	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

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